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                                                                   EXHIBIT 10.33

                         EXECUTIVE EMPLOYMENT AGREEMENT

THIS AGREEMENT is made as of the 14th day of October, 1996, between GAYLE CROWELL ("Executive"), and DIGITAL SYSTEMS INTERNATIONAL, INC. ("Company").

IN CONSIDERATION of the mutual covenants and promises contained herein, the parties agree as follows:

1.       EMPLOYMENT.

Effective as of the date of the consummation of the Transaction, as defined below (the "Effective Date"), the Company will employ Executive, and Executive will accept employment by the Company, as a Senior Vice President, responsible for the management and direction of the Enterprise Application Group of the Company, subject to the direction and control of the President of the Company. The Executive will perform such additional duties as may be assigned from time to time by the President or Chairman & CEO of the Company which relate to the business of the Company, its subsidiaries or any business ventures in which the Company or its subsidiaries may participate.

Upon the Effective Date, the terms of employment between ViewStar Corporation (a wholly owned subsidiary of Company) ("ViewStar") and Executive, as described in that certain letter dated May 31, 1994 (the "ViewStar Employment Agreement"), is hereby terminated, except as specifically provided otherwise in this Agreement. Executive agrees that employment under this Agreement is not a significant reduction of responsibilities for the purpose of any rights she might have under the ViewStar Employment Agreement.

This Agreement has been made and entered into in contemplation of the acquisition of ViewStar by the Company in a merger transaction (the "Transaction") to be consummated in December of 1996. Executive was an executive officer of ViewStar prior to consummation of such merger transaction. Each party has agreed to the terms and conditions as set forth herein to induce the other to go forward with and consummate the merger transaction. Of specific importance to Company is Executive's commitment to stay with the Company at least through 1997 and covenant not to compete with the business of the Company or ViewStar during 1997 or as described in Section 8 hereof.

Executive acknowledges that she has been represented by her own counsel and has received her own independent tax advice in connection with negotiation of this Agreement.

2.       ATTENTION AND EFFORT.

Executive will devote her full business time, attention and effort to the Company's business and will use her skills and render services to the best of her ability to serve the interests of the Company.

3.       TERM.

Unless otherwise terminated as provided in Section 6 of this Agreement, Executive's term of employment under this Agreement shall commence as of the date hereof and shall expire upon Executive's resignation or termination.

4.       COMPENSATION.

         4.1      BASE SALARY

         Executive's compensation shall consist, in part, of an annual base salary of $170,000 before all customary payroll deductions (the "Base Salary"). The Base Salary shall be paid in substantially equal installments at the same interval as other officers of the Company are paid, or otherwise in conformance with the Company's standard payroll practices. The Board of Directors of the Company shall determine any increases in the Base Salary in future years.

         4.2      BONUS

         Executive shall be entitled to receive, in addition to the Base Salary, an annual bonus (the "Bonus") in an amount to be determined pursuant to the Company's Management and Company Performance Bonus Plan, at appropriate level, as approved by the Board of Directors of the Company, in effect for each calendar year, but in no event less than the bonus at plan provided for under the 1996 incentive plan of ViewStar.


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         4.3      STOCK OPTIONS

         As of the Effective Date, Executive shall be granted incentive stock options and/or nonqualified stock options to purchase shares of common stock of the Company, issued to replace options previously granted to Executive by ViewStar, pursuant to the terms of certain Stock Option Plans maintained by ViewStar (the "ViewStar Option Plans"). Such options shall continue to vest during the term of this Agreement and during any subsequent service as a consultant to the Company.

         As inducement to continue working for the Company through at least January 1, 1998, the Company agrees to recommend to the Board of Directors of the Company award of options in 1Q97 to Executive to purchase 75,000 shares of common stock of the Company, pursuant to the terms of the Company's 1996 Stock Incentive Compensation Plan, except that vesting for such options (at a rate of 25% per year) shall not commence until January 1, 1998.

         4.4      SIGNING BONUS.

         As further inducement to Executive to enter into this Agreement and serve through 1997, Company agrees to pay to Executive, through the Company's normal payroll and subject to customary payroll deductions, a one-time signing bonus in an amount equal to 17.5% of Executive's Base Salary. In the event that Executive voluntarily gives notice of termination of employment under this Agreement prior to December 31, 1997, Executive agrees to repay to Company the amount of such signing bonus.

5.       BENEFITS AND EXPENSES.

         5.1      EXPENSES

         The Company shall promptly reimburse Executive for all reasonable and necessary business expenses incurred and advanced by her in carrying out her duties under this Agreement, consistent with Company policies in connection therewith. Executive shall present to the Company from time to time an itemized account of such expenses in such form as Company policies may require.

         5.2      BENEFITS

         During the term of employment hereunder, Executive shall be entitled to participate fully in any benefit plans, programs, policies and fringe benefits which may be made available to the senior executives of the Company generally, including medical, dental, disability, pension and retirement benefits, life insurance and other death benefits. Executive will initially be entitled to three weeks vacation per year and any other vacation or personal time off in accordance with Company policy.

         With regard to the following benefits, the provision of the ViewStar Employment Agreement will continue through December 31, 1997:

                - Additional life insurance in order to provide total coverage of at least $300,000.

         5.3      OTHER

         The Company shall provide Executive an office and with secretarial support suitable to the position of Senior Vice President

         5.4      MOVING EXPENSES

         To the extent required, the Company will reimburse Executive for normal and reasonable household moving expenses in accordance with standard Company policy or as otherwise agreed between the parties.

6.       TERMINATION.

         6.1      BY THE COMPANY

         With or without "Cause" (as defined in the Company's 1996 Stock Incentive Compensation Plan), the Company may terminate the employment of Executive at any time during the term upon giving at least 30 days Notice of Termination (as defined below).


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         6.2      BY EXECUTIVE

         Executive may terminate her employment at any time for Good Reason (as defined below) or otherwise upon giving at least 30 days Notice of Termination.

         6.3      AUTOMATIC TERMINATION

         Employment shall terminate automatically upon death or total disability of Executive. The term "total disability" as used herein means an inability to perform the duties set forth in paragraph 1 of this Agreement because of illness or physical or mental disability for a period or periods aggregating 180 calendar days in any 12-month period, unless Executive is granted a leave of absence by the Company. Executive and Company hereby acknowledge that Executive's ability to perform the duties specified in paragraph 1 hereof is of the essence of this Agreement. Termination hereunder shall be deemed to be effective immediately upon Executive's death or 30 days following a Notice of Termination based upon a determination by the Board of Directors of the Company of Executive's total disability as defined herein.

         6.4      NOTICE

         The term "Notice of Termination" means written notice of termination of Executive's employment.

         6.5      GOOD REASON

         For the purposes of this Agreement, "Good Reason" is defined in Section
         2.11 of the Company's 1996 Stock Incentive Compensation Plan.

7.       SEVERANCE PAYMENTS.

In the event of termination of the employment of Executive, all compensation and benefits set forth in this Agreement shall terminate as of the effective date of termination, provided, however, that if the Company terminates Executive's employment without Cause, or if Executive terminates her employment for Good Reason, the Company shall be obligated to continue to pay to Executive twelve months of benefits and compensation (at the rate of $250,000 per year). Such amounts shall be paid as Salary continuation payments in accordance with Section 4 hereof.

In addition to the above, with regard to any termination of employment by the Company or by the Executive for Good Reason effective prior to December 31, 1997, the Company agrees to continuation of vesting of stock options through December 31, 1997.

8.       AGREEMENT NOT TO COMPETE NOR SOLICIT EMPLOYEES.

Following VOLUNTARY TERMINATION of employment with the Company by Executive, during 1997 and, if longer, for six months from the effective date of such termination, Executive agrees not to directly or indirectly engage in (whether as an employee, consultant, proprietary partner, director or otherwise), or have an ownership interest in, or participate in the financing, operation, management or control of any firm, corporation or business, other than the Company or its subsidiaries, that engages in the directly competitive manufacture, sale or design of directly competitive Call Flow, Work Flow, or CTI (Computer Telephony Integration) products or services. In the event of such voluntary termination after January 1, 1998, and compliance by Executive with this covenant not to compete, in addition to other compensation and benefits to which Executive is entitled under this Agreement (except for compensation as provided in Section 7 above), Executive will also be entitled to six months' Base Salary, six months' benefits per Section 5.2,and to the extent permitted by law and the applicable stock option plan, continuation of vesting of stock options awarded Executive by Company beyond the effective date of termination of employment. Such amounts shall be paid as Salary and Bonus continuation payments in accordance with
Section 4 hereof. Withholding such benefits shall be the Company's sole remedy in the event of any breach of such covenant not to compete by Executive. The above notwithstanding, beneficial ownership by the Executive (together with any one or more members of her immediate family and together with any entity under her direct or indirect control) of less than 5% of the outstanding shares of capital stock of any corporation whose stock is listed on a national securities exchange or publicly traded in the over-the-counter market shall not constitute a breach of the covenant not to compete of this Section 8.

During the term of employment and for so long after that as Executive continues to provide consulting services as mutually agreed, Executive shall not solicit or induce employees to leave the Company's (nor its affiliates or


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subsidiaries) employ. The foregoing shall not prohibit the Executive or any entity with which the Executive may be affiliated from hiring a former employee of the Company who approaches Executive on her own initiative or in response to a general recruitment effort by or through Executive, or if Executive first communicates with the former Company employee about potential employment after the employee has left employment with the Company.

9.       AGREEMENT NOT TO DISCLOSE CONFIDENTIAL INFORMATION.

As a condition of her employment hereunder, Executive has executed and delivered to the Company an agreement addressing the nondisclosure of confidential information and ownership of inventions (the "Non-Disclosure Agreement") in accordance with standard Company policy, which Non-Disclosure Agreement shall survive termination of Executive's employment.

10.      FORM OF NOTICE.

Every notice required by the terms of this Agreement shall be given in writing by serving the same upon the party to whom it was addressed personally, by courier, by facsimile transmission (with hard copy delivered by overnight courier) or by registered or certified mail, return receipt requested, at the address set forth below or at such other address as may hereafter be designated by notice given in compliance with the terms hereof:

     If to Executive:      Gayle Crowell
                           At address maintained by Company HR Department

     If to Company:        Digital Systems International, Inc.
                           6464 185th Ave NE
                           Redmond, WA 98052
                           Attn.:   Wm. Bradford Weller,
                                    General Counsel

Notice shall be effective upon personal delivery, delivery by courier, receipt of facsimile transmission or three days after mailing.

11.      ASSIGNMENT.

Executive agrees that this Agreement may be transferred or assigned by the Company to (a) any corporation resulting from any merger, consolidation or other reorganization to which the Company is a party or (b) any corporation, partnership, association or other person to which the Company may transfer all or substantially all of the assets and business, and such assignee or transferee shall succeed to the rights and obligations of the Company hereunder. This Agreement may not be assigned by Executive.

12.      WAIVER.

No waiver of any of the provisions of this Agreement shall be valid unless in writing, signed by the party against whom such claim or waiver is sought to be enforced, nor shall failure to enforce any right hereunder constitute a continuing waiver of the same of a waiver of any other right hereunder.

13.      AMENDMENTS IN WRITING.

No amendment, modification, waiver, termination or discharge of any provision of this Agreement, nor consent to any departure therefrom by either party hereto, shall in any event be effective unless the same shall be in writing, specifically identifying this Agreement and the provision intended to be amended, modified, waived, terminated or discharged, and signed by the Company and Executive. No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by the Company and Executive.

14.      APPLICABLE LAW -- VENUE.

This Agreement shall be governed by the laws of the state of California, without regard to its conflicts of laws provisions. Venue of any action brought to enforce or interpret this Agreement shall be in Alameda, California, and the parties consent to jurisdiction in the federal and state courts in such venue.

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15.      SEVERABILITY.

In the event that any provision of this Agreement shall be determined by any court or arbitrator of competent jurisdiction to be unenforceable or otherwise invalid for any reason, such provision shall be enforced and validated to the extent permitted by law, and the court or arbitrator shall have the power to reform such provision to the extent necessary for such provision to be enforceable under applicable law. All provisions of this Agreement are severable, and the unenforceability of any single provision hereof shall not affect the remaining provisions.

16.      HEADINGS.

All headings or titles in this Agreement are for the purpose of reference only and shall not in any way affect the interpretation or construction of this Agreement

17.      ATTORNEYS FEES & COSTS.

In any action or proceeding brought by either party against the other arising out of or in any way relating to this Agreement, the prevailing party shall, in addition to other allowable costs and remedies, be entitled to an award of reasonable attorneys' fees and costs incurred in connection with such action or proceeding.

IN WITNESS WHEREOF, the parties have executed and entered into this Agreement as of the date above first written.

EXECUTIVE:                        COMPANY:

                                  DIGITAL SYSTEMS INTERNATIONAL, INC.,
                                   a Washington Corporation


/s/ Gayle Crowell
- ------------------------------
GAYLE CROWELL                     By  /s/ Patrick S. Howard
                                      ------------------------------------------
                                      Its  President and Chief Executive Officer